Exhibit 99

REVOCABLE PROXY

POCAHONTAS BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS

                      , 2007

The undersigned hereby appoints             and             , with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Pocahontas Bancorp, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders (“Meeting”) to be held at the Jonesboro Country Club, 1408 E. Nettleton Avenue, Jonesboro, Arkansas at     :         p.m., (Arkansas time) on             ,             , 2007. The proxy holders are authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN

1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of July 26, 2006, as amended (the “Merger Agreement”), by and between IBERIABANK Corporation and Pocahontas Bancorp, Inc., pursuant to which Pocahontas Bancorp, Inc. will merge with and into IBERIABANK Corporation and each of the outstanding shares of Pocahontas Bancorp, Inc. common stock will be converted into the right to receive 0.2781 shares of IBERIABANK Corporation common stock.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

2.	The potential adjournment of the Meeting if necessary to solicit additional proxies.	☐	☐	☐

3.	Any other matter that may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Pocahontas Bancorp at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of Pocahontas Bancorp at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from Pocahontas Bancorp prior to the execution of this proxy of a Notice of the Special Meeting and a proxy statement-prospectus dated December __, 2006.

Dated: ,	☐ Check Box if You Plan to Attend Meeting
PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER
PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.